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                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 2
                                       TO
                           AUCTION SERVICES AGREEMENT
                                       AND
                  TERMINATION OF WARRANT AND WARRANT AGREEMENT


This Amendment No. 2 to Auction Services Agreement and Termination of Warrant and Warrant Agreement (this "Amendment No. 2") is made and entered into as of this 29th day of June, 2001 (the "Effective Date"), between Microsoft Corporation, a Washington corporation with its principal place of business located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and FairMarket, Inc., a Delaware corporation with its principal place of business located at 500 Unicorn Park Drive, Woburn, MA 01801 ("FairMarket").

                                    RECITALS

         A. Microsoft operates a number of web sites and currently offers users of such sites access to a Microsoft-branded version of FairMarket's auction service, while FairMarket is in the business of developing, hosting and maintaining web sites for third parties utilizing its auction or other services.

         B. Microsoft and FairMarket previously entered into an Auction Services Agreement dated as of August 23, 1999 (as amended, the "Auction Services Agreement"), under the terms of which FairMarket was to implement, host and support key elements of a private labeled version of FairMarket's auction service accessible on various Microsoft web sites described in the Auction Services Agreement, which sites were to be determined in Microsoft's sole discretion, and based upon Microsoft branding and other requirements.

         C. Concurrently with the Auction Services Agreement, Microsoft and FairMarket entered into a Warrant to Purchase Common Stock dated August 23, 1999, entitling Microsoft to purchase up to 4,5000,000 shares of the common stock, par value $.001 per share, of FairMarket (the "Warrant"), under the terms and conditions set forth in the Warrant, issued pursuant to a Warrant Agreement dated August 20, 1999 between the parties (the "Warrant Agreement"). A copy of the Warrant is attached as Exhibit A and incorporated into this Amendment No. 2 by this reference.

         D. Microsoft and FairMarket now wish to amend the Auction Services Agreement and to cancel and terminate the Warrant and the Warrant Agreement as set forth below.

                                    AGREEMENT

         In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Microsoft and FairMarket agree as follows:

1.       TERMINATION OF WARRANT AND WARRANT AGREEMENT; MUTUAL RELEASE.

         1.1 TERMINATION. The Warrant and the Warrant Agreement are hereby cancelled and terminated and the parties agree that the parties shall have no further rights or obligations under the Warrant or the Warrant Agreement. Microsoft will return the voided Warrant to FairMarket, together with such other documents as may be reasonably required by FairMarket to effect a valid cancellation and termination of the Warrant, as soon as practicable after the Effective Date.

         1.2 MUTUAL RELEASE. Microsoft and FairMarket, on behalf of themselves, their current and former representatives, heirs, executors, attorneys, accountants, agents, insurers, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, predecessors, successors and assigns, and each of the foregoing, hereby fully and forever release and discharge each other and their current and former representatives, heirs, executors, attorneys, agents, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors and assigns, and each of the foregoing, of and from any and all manner of actions, claims or causes of action, in law or at equity or otherwise, suits, debts, liens, contracts, agreements, promises, obligations, liabilities, demands, losses, damages, costs and expenses (including without limitation court costs and attorneys' fees), which they may have against each other at the time of the execution of this Amendment arising out of, or in connection with, or relating directly or indirectly to, the Warrant or the Warrant Agreement, whether known or unknown, whether described herein or not.


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2.       AMENDMENTS TO AUCTION SERVICES AGREEMENT.

         2.1 DELETION OF PROVISIONS. Sections 3.9 (User Traffic Guarantee), 3.10 (Pre-eminent Auction Services Partner), 5.5 (Minimum Guaranteed Revenue) and 5.6 (Shortfall Payment) of the Auction Services Agreement are hereby deleted in their entirety.

         2.2 TERMINATION WITHOUT CAUSE BY MICROSOFT. From and after the date that the parties mutually agree in writing upon the form of definitive new agreement described in the next sentence, Microsoft shall have the right to terminate the Auction Services Agreement without cause at any time with ninety
(90) days prior written notice to FairMarket. The parties agree to negotiate in good faith, as promptly as reasonably practicable following the Effective Date, a definitive new agreement (a) regarding the matters contemplated by the Confidential Term Sheet between the parties dated June 29, 2001 and (b) that would signed by the parties, take effect and supersede the Auction Services Agreement upon any exercise by Microsoft of the termination without cause rights under the first sentence of this Section 2.2.

3. PUBLIC ANNOUNCEMENT. Microsoft acknowledges that FairMarket intends to publicly announce the existence and terms of this Amendment No. 2 and that FairMarket may be required to file this Amendment No. 2 as an exhibit to a report filed by it under the Securities Exchange Act of 1934, as amended, in accordance with the rules and regulations under such Act (or, if applicable, pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder) or the rules of the Nasdaq. Microsoft hereby consents to
(a) such filing and (b) such public announcement provided that FairMarket provides Microsoft with a reasonable opportunity to review the text of such announcement regarding the existence and terms of this Amendment in advance of its issuance.

4. FULL FORCE AND EFFECT; EFFECT ON UK AMENDMENT. The parties have signed this Amendment as of the dates indicated below. Any terms and conditions of the
Auction Services Agreement not amended herein shall remain in full force and effect, and in the event of inconsistencies between the Auction Services Agreement and this Amendment No. 2, the terms and conditions of this Amendment No. 2 will control. Notwithstanding the foregoing, the parties acknowledge and agree that the terms of this Amendment shall not affect the terms of the FairMarket UK Amendment No. 1 dated as of August 15, 2000 between the parties, the terms of which shall continue in full force and effect without giving effect to the changes to the Auction Services Agreement otherwise effected by this Amendment, provided that Section 2.1 of this Amendment SHALL also apply to such FairMarket UK Amendment. This Amendment No. 2 is not binding until executed by both parties.


IN WITNESS WHEREOF the parties intending to be legally bound have duly executed this Amendment as of the date set out above

MICROSOFT CORPORATION                      FAIRMARKET, INC.
("MICROSOFT")                              ("FAIRMARKET")

By       /s/ Richard Bray                  By       /s/ Janet Smith
         ----------------                           ---------------

Name     Richard Bray                      Name     Janet Smith
         ------------                               -----------

Title    Vice President                    Title    Chief Financial Officer
         --------------                             -----------------------

Date     6/29/01                           Date     6/29/01
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